EXHIBIT B
                                                                   to Securities
                                                                        Purchase
                                                                       Agreement

                  VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE FIFTH ANNIVERSARY OF ISSUANCE

                  THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE
                  UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                         Right to Purchase _________ Shares of
                                         Common Stock, par value $.001 per share

Date: July 25, 2000

                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                             STOCK PURCHASE WARRANT

            THIS CERTIFIES THAT, for value received, ________________________, or its registered assigns, is entitled to purchase from LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC., a corporation organized under the laws of the State of Delaware (the "Company"), at any time or from time to time during the period specified in Section 2 hereof, ________________________ (_________) fully paid and nonassessable shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at an exercise price per share (the "Exercise Price") calculated as follows: in the event the Volume Weighted Average Price (as defined below) for the Common Stock for the five consecutive trading days immediately preceding the Vesting Date (as defined in Section 2 below) is less than or equal to $30.00 (subject to equitable adjustments for stock splits, stock dividends, recapitalization and similar events prior to the Vesting Date (collectively, "Equitable Adjustments")), then the initial Exercise Price shall be $10.00 (subject to Equitable Adjustments); and in the event the Volume Weighted Average Price for the Common Stock for the five consecutive trading days immediately preceding the Vesting Date exceeds $30.00 (subject to Equitable Adjustments), but is less than $70.00 (subject to Equitable Adjustments), then the initial Exercise Price shall be equal to the sum of (i) $10.00 (subject to Equitable Adjustments) and (ii) the



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product  of (A) the amount by which the Volume  Weighted  Average  Price for the
Common Stock for the five consecutive trading days immediately preceding the Vesting Date exceeds $30.00 (subject to Equitable Adjustments) and (B) 0.5; and in the event that the Volume Weighted Average Price for the Common Stock for the five consecutive trading days immediately preceding the Vesting Date exceeds $70.00 (subject to Equitable Adjustments), the initial Exercise Price shall be $30.00 (subject to Equitable Adjustments); provided, however, in no event shall the initial Exercise Price exceed the consideration per share (which shall be determined in accordance with the provisions of Section 4(b) hereof) for which the Company shall issue shares of Common Stock in connection with the Company's then most recent equity financing of at least $5,000,000 (other than a firm commitment underwritten public offering of securities registered under the Securities Act of 1933). The number of shares of Common Stock purchasable hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "Volume Weighted Average Price" means the Volume Weighted Average Price for any security as of any date as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the Purchasers (as defined in that certain Securities Purchase Agreement, dated as of July 25, 2000, by and among the Company and the other signatory thereto (the "Securities Purchase Agreement")) holding a majority of the Warrant Shares (assuming full exercise of all of the Warrants (as defined below) without regard to any limitations on exercise contained herein or in the Securities Purchase Agreement) ("Majority Holders") if Bloomberg Financial Markets is not then reporting Volume Weighted Average Prices of such security) (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading date for such security, on the next preceding date which was a trading date. If the Volume Weighted Average Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Volume Weighted Average Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Company. The term "Warrants" means this Warrant and the other warrants of
the  Company  issued  pursuant  to  this  Securities  Purchase  Agreement.   All
references herein to monetary denominations shall refer to lawful money of the United States of America.

            This Warrant is subject to the following terms, provisions and conditions:

            1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 7 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company by 11:59 p.m. New York time on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof) and upon (i) payment to the Company in cash, by certified or

                                      -2-

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official bank check or by wire  transfer for the account of the Company,  of the
Exercise  Price for the Warrant  Shares  specified in the Exercise  Agreement or
(ii) if the holder is  permitted  to effect a Cashless  Exercise  (as defined in
Section 12(c) below) pursuant to Section 12(c) hereof, delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered and the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above or, if such day is not a business day, on the next succeeding business day. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding two business days, after this Warrant shall have been so exercised (the "Delivery Period"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder by crediting the account of the holder or its nominee
with  DTC  through  its  Deposit   Withdrawal  Agent  Commission   system  ("DTC
Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder physical certificates representing the Warrant Shares so purchased. Further, the holder may instruct the Company to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be requested by the holder hereof, shall be registered in the name of such holder or such other name as shall be designated by such holder and, following the date on which the Warrant Shares have been registered under the Securities Act pursuant to that certain Registration Rights Agreement, dated as of July 25, 2000, by and between the Company and the other signatory thereto (the "Registration Rights Agreement") or otherwise may be sold by the holder pursuant to Rule 144 promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

            If, at any time, a holder of this Warrant submits this Warrant, an Exercise Agreement and payment to the Company of the Exercise Price for each of the Warrant Shares specified in the Exercise Agreement, and the Company fails for any reason to deliver, on or prior to the fifth business day following the expiration of the Delivery Period for such exercise, the number of shares of Common Stock to which the holder is entitled upon such exercise (an "Exercise Default"), then the Company shall pay to the holder payments ("Exercise Default Payments") for an Exercise Default in the amount of (a) (N/365), multiplied by
(b) the amount by which the Market Price (as defined in Section 4(l) below) on the date the Exercise Agreement giving rise to the Exercise Default is transmitted in accordance with this Section 1 (the "Exercise Default Date") exceeds the Exercise Price in respect of such Warrant Shares, multiplied by (c) the number of shares of Common Stock the Company failed to so deliver in such Exercise Default, multiplied by (d) .24, where N = the number of days from the Exercise Default Date to the date that the Company effects the full exercise of this Warrant which gave rise to the Exercise Default. The accrued Exercise Default Payment for each calendar month shall be paid in cash not later than the fifth day of the month following the month in which it has accrued.

                  Nothing herein shall limit the holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of Section 3(b) hereof or to otherwise issue shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof, and the holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

            2. Period of Exercise. This Warrant is immediately exercisable, at any time or from time to time on or after January 25, 2002 of this Warrant (as such date may be accelerated pursuant to the Notes and the Registration Rights Agreement, the "Vesting Date") and before 5:00 p.m., New York City time, on July 25, 2005 (the "Exercise Period").

            3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

               (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

               (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant (without giving effect to the limitations on exercise set forth in Section 7(g) hereof).

               (c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

               (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or
                                      -4-
performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the economic benefit inuring to the holder hereof and the exercise privilege of the holder of this

Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the lowest Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

               (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

               (f) Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

            4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 4.

               In the event that any adjustment of the Exercise Price(s) as required herein results in a fraction of a cent, such Exercise Price(s) shall be rounded up or down to the nearest cent.

               (a) Adjustment of Exercise Price(s). Except as otherwise provided in Sections 4(c) and 4(e) hereof, if and whenever during the Exercise Period the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Market Price on the Measurement Date (as such terms are hereinafter defined) (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Exercise Price(s) will be adjusted in accordance with the following formula:

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                        E'   =   E    x           O + P/M
                                            -------------
                                                    CSDO

                        where:

                       E'   =   the adjusted Exercise Price;
                       E    =   the Exercise Price on the Measurement Date;
                       M    =   the Market Price on the Measurement Date;
                       O    =   the number of shares of Common
                                Stock outstanding immediately prior to the
                                Dilutive Issuance;
                       P    =   the aggregate consideration,
                                calculated as set forth in Section 4(b)
                                hereof, received by the Company upon such Dilutive Issuance; and
                       CSDO =   the total  number of shares of
                                Common Stock Deemed Outstanding (as defined in Section 4(l)(i) below) immediately after the Dilutive Issuance.

Notwithstanding  the  foregoing,  no  adjustment  shall be made pursuant to this
Section  4(a) if such  adjustment  would  result in an increase in the  Exercise
Price.

               (b) Effect on Exercise Price(s) of Certain Events. For purposes of determining the adjusted Exercise Price(s) under Section 4(a) hereof, the following will be applicable:

                   (i) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price in effect on the Measurement Date ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Below Market Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise

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Price(s)  will be made upon the actual  issuance of such  Common  Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Below Market Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Below Market Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                   (ii) Issuance of Convertible Securities.

                        (A) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Market Price in effect on the Measurement Date, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities (taking into account the value of any warrants or other securities issued to the purchasers of such Convertible Securities), plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price(s) will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                        (B) If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied) if the Market Price on the Measurement Date was 75% of the Market Price on such date (the "Assumed Variable Market Price"). Further, if the Market Price at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 4 with respect to any Variable Rate Convertible Security, the Exercise

Price(s) in effect at such time shall be readjusted to equal the Exercise Price(s) which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been 75% of the Market Price existing at the time of the adjustment required by this sentence.

                   (iii) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price(s) in effect at the time of such change will be readjusted to the Exercise Price(s) which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                   (iv) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including, in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the contribution expected by the Company for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The Company shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the holder hereof does not agree to such fair market value calculation within three business days after receipt thereof from the Company, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

                   (v) Exceptions to Adjustment of Exercise Price(s). No adjustment to the Exercise Price(s) will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on July 25, 2000 and set forth on Schedule 3(d) of the Securities Purchase Agreement in accordance with the terms of such securities as of such date; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (iii) upon the issuance of any Notes or Warrants in accordance with the terms of the Securities Purchase Agreement; or (iv) upon conversion of the Notes or exercise of the Warrants.

               (c) Subdivision or Combination of Common Stock. If the Company, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price(s) in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price(s) in effect immediately prior to such combination will be proportionately increased.

               (d) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price(s) pursuant to the provisions of Section 4(c), the number of shares of Common Stock issuable upon exercise of this Warrant at each such Exercise Price shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant at such Exercise Price immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

               (e) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. Notwithstanding the foregoing, in the event of any consolidation of the Company with, or merger of the Company into, any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company, at any time during the Exercise Period, the holder of the Warrant shall, at its option, have the right to receive, in connection with such transaction, cash consideration equal to the fair value of this Warrant as determined in accordance with customary valuation methodology used in the investment banking industry.

               (f) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time during the Exercise Period, then the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. If the Company distributes rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with its terms prior to the exercise of the Warrants, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the holders of the Warrants receive such securities pursuant to the exercise hereof.

               (g) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price(s), then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price(s) resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at each such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

               (h) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than $.01, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than $.01.

               (i) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

               (j) Other Notices. In case at any time:

                   (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

                   (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                   (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                   (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then,  in each such case,  the Company  shall give to the holder of this Warrant
(a) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses
(i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company shall publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder of this Warrant.

               (k) Certain Events. If, at any time during the Exercise Period, any event occurs of the type contemplated by the adjustment provisions of this
Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 4(g) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price(s) and the number of shares of Common Stock acquirable upon exercise of this Warrant at each such Exercise Price so that the rights of the holder shall be neither enhanced nor diminished by such event.

               (l) Certain Definitions.

                   (i) "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in the case of any adjustment required by Section 4(a) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by
Section 4(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

                   (ii) "Market Price," as of any date, (i) means the average of the closing bid prices for the shares of Common Stock as reported on the NASDAQ National Market ("NASDAQ") by Bloomberg for the five consecutive trading days immediately preceding such date, or (ii) if NASDAQ is not the principal trading market for the shares of Common Stock, the average of the last reported bid prices as reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no bid price for such period, the last reported sales price as reported by Bloomberg for such period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                   (iii) "Common Stock," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

                   (iv) "Measurement Date" means (i) for purposes of any private offering of securities under Section 4(2) of the Securities Act of 1933, as amended, the date that the Company enters into legally binding definitive agreements for the issuance and sale of such securities and (ii) for purposes of any other issuance of securities, the date of issuance thereof.

            5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

            6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            7. Transfer, Exchange, Redemption and Replacement of Warrant.

               (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Sections 7(f) and (g) hereof and to the provisions of Sections 2(f) and 2(g) of the Securities Purchase Agreement. Each transferee of this Warrant or any portion hereof shall be bound by the selling restrictions set forth in Section 4(k) of the Securities Purchase Agreement, which Section is incorporated herein by reference. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement.

               (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares (at the Exercise Price therefor) as shall be designated by the holder hereof at the time of such surrender.

               (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

               (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurredby the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7. The Company shall indemnify and reimburse the holder of this Warrant for all losses and damages arising as a result of or related to any breach of the terms of this Warrant, including costs and expenses (including reasonable legal fees) incurred by such holder in connection with the enforcement of its rights hereunder.

               (e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

               (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter, or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

               (g) Additional Restrictions on Exercise or Transfer. In no event shall the holder of this Warrant have the right to exercise any portion of this Warrant for shares of Common Stock or to dispose of any portion of this Warrant to the extent that such right to effect such exercise or disposition would result in the holder or any of its affiliates beneficially owning more than 4.99% of the outstanding shares of Common Stock. To the extent the holder of this Warrant owns other securities with a limitation on conversion, exercise or disposition analogous to the limitation set forth in this Section 7(g), the limitations on conversion, exercise and disposition of this Warrant and such securities shall be applied collectively to all such securities so that the holder of this Warrant may select the order in which it wishes to convert, exercise or dispose of such securities and the holder of this Warrant will only have the right to effect conversions, exercises and dispositions of all such securities to the extent that such conversions, exercises and dispositions do not result in the holder or any of its affiliates beneficially owning more than 4.99% of the outstanding shares of Common Stock. For purposes of this Section 7(g), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this Section 7(g) shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock, the holder of this Warrant and the Majority Holders shall approve, in writing, such alteration, amendment, deletion or change.

            8. Registration Rights. The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement, including the right to assign such rights to certain assignees, as set forth therein.

            9. Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                    If to the Company:

                    Lumenon Innovative Lightwave Technology, Inc.
                    8851 Trans-Canada Highway
                    St. Laurent, Quebec H4S 1Z6
                    Canada
                    Attention:  Vincent Belanger
                    Telecopy:   (514) 331-3738

                    with copies to:

                    De Grandpre Chaurette Levesque
                    2000 Avenue McGill College, Suite 1600
                    Montreal, Quebec H3A 3H3
                    Canada
                    Attention:  Pierre Barnard
                    Telecopy:   (514)499-0469

                    and:

                    Olshan Grundman Frome Rosenzweig &
                    Wolosky, LLP
                    505 Park Avenue
                    New York, NY  10022
                    Attention:  David J. Adler
                    Telecopy:   (212)935-1787

If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 9.

            10. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the State of Delaware in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by certified or registered mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

            11. Miscellaneous.

                (a) Amendments. Except as provided in Section 7(g) hereof, this Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

                (b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

                (c) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act, or if there is not reserved pursuant to Article IV.A of the Notes a sufficient number of shares of Common Stock to permit full conversion of the Notes and full exercise of the Warrants, this Warrant may be exercised at any time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the last reported sale price per share of the Common Stock on the date of exercise (as reported on NASDAQ, or if not so reported, as reported on the principle United States securities market on which the Common Stock is then traded) and the Exercise Price, and the denominator of which shall be such last reported sale price per share of Common Stock.

                (d) Trading Day. For purposes of this Warrant, the term "trading day" means any day on which NASDAQ or, if the Common Stock is not then traded on NASDAQ, the principal
                                      -17-

United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

            IN WITNESS WHEREOF, the Company has caused this Stock Purchase Warrant to be signed by its duly authorized officer.


                                         LUMENON INNOVATIVE LIGHTWAVE
                                         TECHNOLOGY, INC.


                                         By:
                                            -----------------------------------
                                         Name:  S. Iraj Najafi
                                              ---------------------------------
                                         Title: President
                                               --------------------------------

                           FORM OF EXERCISE AGREEMENT

         (To be Executed by the Holder in order to Exercise the Warrant)

To:   Lumenon Innovative Lightwave Technology, Inc.
      8851 Trans-Canada Highway
      St. Laurent, Quebec H4S 1Z6
      Canada
      Attention:  Vincent Belanger
      Telecopy:   (514) 331-3738

            The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC., a corporation organized under the laws of the State of Delaware (the "Company"), evidenced by the attached Warrant and [herewith makes payment of the Exercise Price with respect to such shares in full] [hereby elects to effect a Cashless Exercise (as defined in Section 11(c) of such Warrant], all in accordance with the conditions and provisions of such Warrant.

            The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

            / / The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer"), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program.

            / / In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

            The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:
      -----------------------


                                                --------------------------------
                                                Signature of Holder



                                                Name of Holder (Print)

                                                Address:

                                                --------------------------------

                                                --------------------------------

                               FORM OF ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee               Address                     No of Shares






,      and      hereby      irrevocably       constitutes      and      appoints
_____________________________________  as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated: _____________________, ____

In the presence of


__________________________________

                                             Name:
                                                  ------------------------------
                                             Signature:
                                                       -------------------------
                                             Title of Signing Officer or Agent
                                             (if any):


                                             Address:

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------




                                             Note:   The  above   signature
                                             should correspond exactly with the
                                             name on the face of the within
                                             Warrant.